UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 11, 2017

Date of Report (Date of earliest event reported)

STAFFING 360 SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37575	68-0680859

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

641 Lexington Avenue

27th Floor

New York, NY 10022

(Address of principal executive offices)

(646) 507-5710

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01Other Events.

Subsequent to the filing of its Annual Report on Form 10-KT for the transition period ended December 31, 2016 (the “Form 10-KT”), Staffing 360 Solutions, Inc. determined that certain items were incorrectly stated.  The correct information is set forth below.

In Item 12, Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters—2015 Omnibus Incentive Plan, the number of unissued securities remaining under the Plan as of December 31, 2016 should have been stated as 20,893 rather than 358. The sentence should read as follows: “At December 31, 2016, the Company had issued 92,000 options to purchase shares of common stock, as well as 337,107 shares of common stock, resulting in 20,893 unissued securities remaining under this plan.”

In Item 12, Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters—2016 Omnibus Incentive Plan and Note 11, Stockholder’s Equity—2016 Omnibus Incentive Plan, the amount that the Compensation Committee may not grant to any one participant under the plan in any one calendar year should have been stated as $750 rather than $750,000. The sentence in both sections should read as follows: “Notwithstanding anything to the contrary in the 2016 Plan, the Compensation Committee may not grant to any one participant under the plan in any one calendar year awards (i) for more than 400,000 Common Shares in the aggregate or (ii) payable in cash in an amount exceeding $750 in the aggregate.”

In Note 11, Stockholder’s Equity—Warrants—Weighted Average Price Per Share, the weighted average price per share of warrants outstanding at December 31, 2016 should have been stated as $19.52, instead of $19.38.

These errors were limited to the sections of the Form 10-KT referenced above, and did not impact the consolidated financial statements.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2017	STAFFING 360 SOLUTIONS, INC.

	By:	/s/ Brendan Flood
Brendan Flood
Executive Chairman